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                                                                     Exhibit 5.1
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                                 October 6, 1999

The Board of Directors of
OMNOVA Solutions Inc.
175 Ghent Road
Fairlawn, Ohio  44333


                Re: OMNOVA Solutions Inc. Option Adjustment Plan
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Ladies and Gentlemen:

                  I am Senior Vice President, Law and General Counsel of OMNOVA Solutions Inc., an Ohio corporation (the "Company") and as such I am familiar with the circumstances surrounding the adoption and administration of the Company's Option Adjustment Plan (the "Plan"). In my capacity as counsel, I or a member of my staff has examined the originals, or certified, conformed or reproduction copies of all records, agreements, instruments and documents, and have reviewed such matters of law as I have deemed necessary for purposes of this opinion, and based thereupon I am of the opinion that the shares of the Company's Common Stock, par value $0.10 per share, that may be issued and sold pursuant to the Plan (and any agreements related to options granted under the Plan) are duly authorized and will be, when issued and sold in accordance with the Plan and any such agreements and upon the Company's receipt of legal consideration therefor, validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as Exhibit 5.1 to any Registration Statement on Form S-3 filed by the Company to effect registration under the Securities Act of 1933 of the shares to be issued and sold pursuant to the Plan.


                                                  Very truly yours,

                                                  /s/ James C. LeMay
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                                                  James C. LeMay
                                                  Senior Vice President, Law and
                                                  General Counsel